AMENDMENT,
                             EFFECTIVE JULY 1, 2003,
                                       TO
                         INVESTMENT MANAGEMENT CONTRACT
                           BETWEEN RYDEX SERIES FUNDS
                            AND PADCO ADVISORS, INC.,
                               DATED MAY 14, 1993,
                                   AS AMENDED

                                  AMENDMENT TO
                         INVESTMENT MANAGEMENT CONTRACT
                                     BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                              PADCO ADVISORS, INC.

     The following amendment is made to Section 4 of the Investment Management contract between Rydex Series Funds (the "Trust") and PADCO Advisors, Inc. (the "Manager"), dated May 14, 1993, as amended to date (the "Contract"), and is hereby incorporated into and made a part of the Contract:

     Section 4 of the Contract is amended, effective July 1, 2003, to read as follows:

"As compensation for the services to be rendered and charges and expenses to be assumed and paid by the Manager as provided in Section 2, the Funds shall pay the Manager an annual fee based on the average daily net value of the respective Funds in accordance with the following schedule:

                           The Rydex U.S. Government
                           Bond Fund                                   0.50% (50/100's of one percent)

                           The Rydex U.S. Government
                           Money Market Fund                           0.50% (50/100's of one percent)

                           The Nova Fund*                              0.75% (75/100's of one percent)

                           The Ursa Fund*                              0.90% (90/100's of one percent)

                           The Arktos Fund*                            0.90% (90/100's of one percent)

                           The Juno Fund*                              0.90% (90/100's of one percent)

                           The Nova Master Fund                        0.75% (75/100's of one percent)

                           The Ursa Master Fund                        0.90% (90/100's of one percent)

                           The OTC Master Fund                         0.75% (75/100's of one percent)

                           The Arktos Master Fund                      0.90% (90/100's of one percent)

                           The Juno Master Fund                        0.90% (90/100's of one percent)

                           The Medius Master Fund                      0.90% (90/100's of one percent)

                           The Utilities Master Fund                   0.85% (85/100's of one percent)

                           The Rydex OTC Fund*                         0.75% (75/100's of one percent)

                           The Large-Cap Europe Fund                   0.90% (90/100's of one percent)

                           The Large-Cap Japan Fund                    0.90% (90/100's of one percent)

                           The Mekros Fund                             0.90% (90/100's of one percent)

                           The Medius Fund*                            0.90% (90/100's of one percent)

                           The All-Cap Value Fund                      0.90% (90/100's of one percent)

                           The Rydex Banking Fund                      0.85% (85/100's of one percent)

                           The Rydex Basic Materials Fund              0.85% (85/100's of one percent)

                           The Rydex Biotechnology Fund                0.85% (85/100's of one percent)

                           The Rydex Consumer Products Fund            0.85% (85/100's of one percent)

                           The Rydex Electronics Fund                  0.85% (85/100's of one percent)

                           The Rydex Energy Fund                       0.85% (85/100's of one percent)

                           The Rydex Energy Services Fund              0.85% (85/100's of one percent)

                           The Rydex Financial Services Fund           0.85% (85/100's of one percent)

                           The Rydex Health Care Fund                  0.85% (85/100's of one percent)

                           The Rydex Internet Fund                     0.85% (85/100's of one percent)

                           The Rydex Leisure Fund                      0.85% (85/100's of one percent)

                           The Rydex Precious Metals Fund              0.75% (75/100's of one percent)

                           The Real Estate Fund                        0.85% (85/100's of one percent)

                           The Rydex Retailing Fund                    0.85% (85/100's of one percent)

                           The Sector Rotation Fund                    0.90% (90/100's of one percent)

                           The Core Equity Fund**                      0.70% (70/100'S OF ONE PERCENT)

                           The Rydex Technology Fund                   0.85% (85/100's of one percent)

                           The Rydex Telecommunications Fund           0.85% (85/100's of one percent)

                           The Rydex Transportation Fund               0.85% (85/100's of one percent)

                           The Rydex Utilities Fund*                   0.85% (85/100's of one percent)

* So long as a Fund is investing through a master-feeder structure the advisory fee will be 0.0%.

** THE MANAGEMENT FEE FOR THE CORE EQUITY FUND CONSISTS OF A BASIC ANNUAL FEE RATE OF 0.70% AND A PERFORMANCE ADJUSTMENT, AS DESCRIBED ON SCHEDULE A TO THIS AGREEMENT, RESULTING IN A MINIMUM ANNUALIZED FEE OF 0.50% AND A MAXIMUM ANNUALIZED FEE OF 0.90%.

                  ADDITIONS and [DELETIONS] are noted in BOLD.

                                   SCHEDULE A
                                       TO
                         INVESTMENT MANAGEMENT CONTRACT
                                    BETWEEN
                               RYDEX SERIES FUNDS
                                      AND
                              PADCO ADVISORS, INC.



1.       CORE EQUITY FUND MANAGEMENT FEE.

      The management fee with respect to the Core Equity Fund (the "Fund") is comprised of a basic fee (the "Basic Fee") at the annual rate of 0.70% of the Fund's average daily net assets and a performance adjustment (the "Performance Adjustment") as discussed below.

         A.       CALCULATING THE PERFORMANCE ADJUSTMENT.

          The performance adjustment shall be calculated monthly by:

          (i)Determining the difference in performance (the "Performance Difference") between the Fund and the Russell 3000 Index (the "Index"), as described in paragraph C;

          (ii)Using the Performance Difference calculated under paragraph B(ii) to determine the performance adjustment ( the "Performance Adjustment"), as illustrated in paragraph D; and

          (iii)Adding the Performance Adjustment to the Basic Fee to determine the management fee for the applicable month.

         B.       COMPUTING THE PERFORMANCE DIFFERENCE.

     The Performance Difference is calculated monthly, and is determined by measuring the percentage difference between the performance of one H-Class Share of the Fund and the performance of the Index over the most recent 12-month period. The performance of one H-Class Share of the Fund shall be measured by computing the percentage difference, carried to five decimal places, between the net asset value as of the last business day of the period selected for comparison and the net asset value of such share as of the last business day of the prior period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to five decimal places, between the beginning and ending values of the Index for the comparison period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

         C.       DETERMINING THE PERFORMANCE ADJUSTMENT.

     For every 0.0375% in Performance Difference, the Advisor's fee will be adjusted upwards or downwards by 0.01%. The maximum adjustment rate is 0.20% per year, resulting in a minimum possible annual fee of 0.50% and a maximum possible annual fee of 0.90%.

         D.       PERFORMANCE ADJUSTMENT EXAMPLE.

         The following example illustrates the application of the Performance
         Adjustment:

                                  Fund's          Index's           Fund's
For the  rolling 12-month      investment       cumulative  performance relative
performance period            performance         change         to the Index
------------------            -----------         ------      ------------------

January 1                       $50.00             100.00
December 31                     $55.25             110.20
Absolute change               +  $5.25            +$10.20
Actual change                   +10.50%           + 10.20%          +0.30%

Based on these assumptions, the Core Equity Fund calculates the Advisor's management fee rate for the month-ended
December 31 as follows:

o The portion of the annual basic fee rate of 0.70% applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the basic fee.
o The +0.30% difference between the performance of the Fund and the record of the Index is divided by 3.75, producing a rate of 0.08%.
o The 0.08% rate (adjusted for the number of days in the month) is multiplied by the Fund's average daily net assets for the performance period. This results in the dollar amount of the performance adjustment.
o The dollar amount of the performance adjustment is added to the dollar amount of the basic fee, producing the adjusted management fee.

2.       PERFORMANCE PERIODS

     For the period from July 1, 2003 through May 31, 2004, the Advisor will be paid at the Base Rate, without regard to any Performance Adjustment. For the month ending June 30, 2004, the Advisor will begin applying the Performance Adjustment as described herein, based upon the performance of the Fund relative to the performance of the Index during the 12-month period from July 1, 2003 through June 30, 2004. The 12-month comparison period will roll over with each succeeding month, so that it will always equal 12 months, ending with the month for which the performance incentive adjustment is being computed.

3.       CHANGES TO THE "INDEX" OR THE "CLASS"

     The Trustees have initially designated the Russell 3000 Index and the H-Class Shares as the index and class to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index" and the "Class," respectively). From time to time, to the extent permitted by the 1940 Act, the Trustees may, by a vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, determine (i) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Trust; and/or (ii) that a different class of shares of the Trust representing interests in the Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. After ten days' written notice to the Advisor, a different index (the "Successor Index") may be substituted for the Index in prospectively calculating the Performance Adjustment, and/or a different class of shares (the "Successor Class") may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund's performance compared to the Index. The use of a Successor Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the Performance Period shall be calculated using the Class of shares previously designated.

     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 1st of July, 2003.

                                            RYDEX SERIES FUNDS
                                            /s/ Albert P. Viragh, Jr.
                                            ---------------------------
                                            By:      Albert P. Viragh, Jr.
                                            Title:   President


                                            PADCO ADVISORS, INC.
                                            /s/ Albert P. Viragh, Jr.
                                            ----------------------------
                                            By:      Albert P. Viragh, Jr.
                                            Title:   President